STOCKHOLDERS' AGREEMENT

      This Stockholder's Agreement, dated as of this 23rd day of June, 1997 by and among Roller Bearing Holding Company, Inc., a Delaware corporation ("Holdings"), OCM Principal Opportunities Fund, L.P., a Delaware limited partnership ("OCM"), Northstar Investment Management Corporation, a Delaware Corporation ("Northstar"), Merban Equity, a corporation organized under the laws of the Canton of Zug, Switzerland ("CSFB"), those individuals listed on Schedule A hereto (the "CSFB Individuals" and together with CSFB, collectively the "CSFB Parties" and individually a "CSFB Party"), Dr. Michael J. Hartnett ("Hartnett" and together with OCM, Northstar and the CSFB Parties, collectively the "Initial Parties" and individually an "Initial Party") and the Persons who by operation of Section 2.9 below become a party hereto.

      WHEREAS, OCM is the owner of 1,400 shares (the "OCM Shares") of Class A Voting Common Stock of Holdings, par value $.01 per share ("Class A Common Stock"); and (i) 1,322 warrants to purchase shares of Class A Common Stock at $100.00 per share and (ii) 5,469 warrants to purchase shares of Class A Common Stock at $.01 per share (collectively, the "OCM Warrants");

      WHEREAS, Northstar is the owner of 1,262 warrants to purchase shares of Class A Common Stock at $.01 per share (collectively, the "Northstar Warrants");

      WHEREAS, the CSFB Parties collectively are the owners of 752.80 shares (the "CSFB Shares") of Class A Common Stock and 2,088 warrants to purchase shares of Class A

Common Stock at $100.00 per share (the "CSFB Warrants"), all allocated among the CSFB Parties as set forth on Schedule A hereto;

      WHEREAS, Hartnett is the owner of 3,948.8 shares (the "Hartnett Shares" and collectively with the OCM Shares and the CSFB Shares, the "Shares") of Class B Supervoting Common Stock of Holdings, par value $.01 per share ("Class B Common Stock" and collectively with Class A Common Stock, "Common Stock"); and
(i) 8,727.40 warrants to purchase shares of Class B Common Stock at $76.57 per share and (ii) 1,250 warrants to purchase shares of Class B Common Stock at $514.00 per share (collectively, the "Hartnett Warrants" and collectively with the OCM Warrants, the Northstar Warrants and the CSFB Warrants, the "Warrants"); and

      WHEREAS, OCM, Northstar, the CSFB Parties and Hartnett (together with any successors thereto or any Person to whom such parties shall transfer any of the Securities owned by any of them in a manner permitted by the terms hereof, the "Parties") desire to set forth their agreements regarding certain matters relating to their ownership of the Shares and the Warrants (the Shares and the Warrants, as well as (i) any shares of capital stock or Derivative Securities that may be issued by Holdings and owned by any of the Parties and (ii) any shares of Common Stock that may be issued by Holdings to any of the Parties upon conversion, exchange or exercise of any Warrants or other Derivative Securities, in each case whether currently owned or hereinafter acquired, being collectively the "Securities"; and the Securities owned by Hartnett or any person to whom such Securities are Transferred in a manner permitted hereby, being the "Hartnett Securities," the Securities owned by OCM or any person to whom such Securities are Transferred in a manner permitted hereby, being the


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

"OCM Securities," the Securities owned by Northstar or any person to whom such Securities are Transferred in a manner permitted hereby, being the "Northstar Securities" and the Securities owned by the CSFB Parties or any person to whom such Securities are Transferred in a manner permitted hereby, being the "CSFB Securities").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS

      As used herein, the following terms shall have the meanings indicated:

      1.1 "Affiliate" shall mean a Person controlled by, in control of, or under common control with, another Person. For purposes of this definition, "control" (including the correlative terms "controlled by", "in control of" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      1.2 "Board" shall mean the Board of Directors of Holdings.

      1.3 "Derivative Securities" shall mean options, warrants (including the Warrants) and other rights to subscribe for, and securities convertible into or exchangeable or exercisable for, shares of Common Stock.


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

      1.4 "Exercise Price" shall mean, as applicable, the exercise price of options, warrants or rights to subscribe for shares of Common Stock and the consideration payable upon the conversion or exchange of securities convertible into or exchangeable for shares of Common Stock.

      1.5 "Fair Market Value" shall mean as to any property on any date, the fair market value of such property on such date (without regard to any liabilities to which such property may be subject) as determined in good faith by the Board, which determination shall, absent manifest error, be binding on the Parties.

      1.6 "Initial Public Offering" shall mean the first underwritten public offering of equity securities of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), for which Holdings received not less than $25 million in gross proceeds and following which there is a public market for the securities so offered.

      1.7 "Outstanding Shares", including subsets of such term such as "Outstanding OCM Shares," "Outstanding Northstar Shares," "Outstanding CSFB Shares" and "Outstanding Hartnett Shares," shall mean, at any given time, the sum of (i) all outstanding shares of Common Stock (or, as applicable, in respect of OCM Securities, Northstar Securities, CSFB Securities or Hartnett Securities) and (ii) the aggregate number of shares of Common Stock (or, as applicable, in respect of OCM Securities, Northstar Securities, CSFB Securities or Hartnett Securities) issuable upon the exercise, conversion or exchange, as applicable, of outstanding Derivative Securities. Whenever in this Agreement reference is made to


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

ownership of Outstanding Shares, such phrase shall mean ownership of the applicable underlying Common Stock and Derivative Securities in respect thereof.

      1.8 "Permitted Transfer" shall mean, a Transfer to a Permitted Transferee.

      1.9 "Permitted Transferee" shall mean, with respect to any Person, (i) if such Person is an individual, (A) a member of the Immediate Family of such Person, or (B) a trust or other similar legal entity for the primary benefit of such Person and/or one or more members of his Immediate Family, or (C) a partnership, limited partnership, limited liability company, corporation or other entity in which such Person and members of his Immediate Family possess 100% of the outstanding voting securities, (ii) a Transferee in connection with a Transfer in compliance with Rule 144 under the Act so long as Holdings is furnished with evidence reasonably satisfactory to it that such Transfer complied with such Rule, (iii) if such Person is a partnership or limited liability company, the general partners, limited partners or members thereof to whom Securities are Transferred on a pro rata basis in accordance with the terms of the underlying Partnership Agreement or Limited Liability Company Agreement,
(iii) if such Person is a corporation, any wholly owned subsidiary of such corporation or parent of such corporation that wholly owns such corporation, and
(iv) Transferees pursuant to an effective registration statement under the Act. For purposes of this definition, "Immediate Family", with respect to any individual, shall mean his brothers, sisters, spouse, children (including adopted children), parents, parents-in-law, grandchildren, great grandchildren and other lineal descendants and spouses of any of the foregoing.


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

      1.10 "Person" shall mean any natural person, corporation, organization, partnership, association, joint-stock company, limited liability company, joint venture, trust or government, or any agency or political subdivision of any government.

      1.11 "Transfer" shall mean any direct or indirect, voluntary or involuntary, sale assignment, gift, encumbrance or other direct or indirect transfer (whether outright or conditional) of any Securities or any interest therein.

      1.12 Additional Defined Terms

            The following terms are defined elsewhere in this Agreement in the Sections and on the pages indicated:

      Defined Term                              Section           Page
      ------------                              -------           ----
      Act                                       1.6               4
      Affiliate                                 1.1               3
      Blue Sky                                  4.3(c)(vi)        37
      Board                                     1.2               3
      Cause                                     2.3(c)(i)(C)      10
      Class A Common Stock                      Recitations       1
      Class B Common Stock                      Recitations       2
      Commission                                4.2(a)            31
      Common Stock                              Recitations       2
      Compelled Sale                            2.6(a)            21
      Compelled Sale Notice                     2.6(b)            23
      Compelled Sale Purchaser                  2.6(a)            20
      Control                                   1.1               3
      Controlled by                             1.1               3
      CSFB                                      Introduction      1
      CSFB Individuals                          Introduction      1
      CSFB Parties                              Introduction      1
      CSFB Party                                Introduction      1
      CSFB Securities                           Recitations       3
      CSFB Shares                               Recitations       1
      CSFB Warrants                             Recitations       2
      Demand Notice                             4.2(a)            31
      Debentures                                2.4(h)(ii)        14
      Demand Registration Period                4.3(a)            33


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

      Demand Registration Statement             4.2(a)            31
      Demand Securities                         4.2(a)            31
      Demanding Holders                         4.2(a)            31
      Derivative Securities                     1.3               3
      Exchange Act                              4.3(d)            41
      Exercising RFR Participants               2.4(e)            12
      Exercise Price                            1.4               4
      Fair Market Value                         1.5               4
      First Refusal Notice                      2.4(a)            10
      Hartnett                                  Introduction      1
      Hartnett Employment Agreement             2.3(c)(i)(C)      10
      Hartnett Permitted Transfer               2.3(a)            10
      Hartnett Securities                       Recitations       2
      Hartnett Shares                           Recitations       2
      Hartnett Transferors                      2.6(a)            20
      Hartnett Warrants                         Recitations       2
      Holdings                                  Introduction      1
      Holdings Non-Exercise Notice              2.4(d)            11
      Immediate Family                          1.9               5
      Indemnified Parties                       4.3(d)            41
      Indemnifying Party                        4.3(f)            45
      Initial Parties                           Introduction      1
      Initial Party                             Introduction      1
      Initial Public Offering                   1.6               4
      Joinder Agreement                         2.9(a)(iii)       25
      Listed Securities                         2.6(a)(i)         21
      New Securities                            3.1               27
      Northstar                                 Introduction      1
      Northstar Securities                      Recitations       3
      Northstar Warrants                        Recitations       1
      Non-Tag-Along Party                       2.5(a)            15
      OCM                                       Introduction      1
      OCM Securities                            Recitations       3
      OCM Shares                                Recitations       1
      OCM Warrants                              Recitations       1
      Other Parties                             2.6(a)            20
      Outstanding CSFB Shares                   1.7               4
      Outstanding Hartnett Shares               1.7               4
      Outstanding Northstar Shares              1.7               4
      Outstanding OCM Shares                    1.7               4
      Outstanding Shares                        1.7               4
      Participation Right                       3.1               27
      Parties                                   Recitations       2


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

      Permitted Transfer                        1.8               5
      Permitted Transferee                      1.9               5
      Person                                    1.10              6
      Piggyback Shares                          4.1               30
      Preemptive Issuance                       3.1               26
      Preemptive Parties                        3.1               27
      RBC                                       2.3(c)(i)         10
      Registered Securities                     4.3(c)(ii)        35
      Registering Parties                       4.1               29
      Registration Statement                    4.1               29
      Remaining Shares                          2.4(e)            12
      Remaining Shares Exercise Notice          2.4(e)            12
      Remaining Shares Notice                   2.4(e)            12
      RFR Offeror                               2.4(a)            10
      RFR Participants                          2.4(a)            11
      RFR Purchase Terms                        2.4(b)            11
      RFR Transferor                            2.4(a)            10
      Securities                                Recitations       2
      Shares                                    Recitations       2
      Suspension Period                         4.3(a)            33
      Tag-Along Notice                          2.5(c)            17
      Tag-Along Notice Deadline                 2.5(c)            17
      Tag-Along Offer Notice                    2.5(c)            16
      Tag-Along Right                           2.5(a)            15
      Tag-Along Transferee                      2.5(a)            15
      Tag-Along Transferee Terms                2.5(c)            17
      Tag-Along Transferor                      2.5(a)            15
      Third Party Securities                    4.1               30
      Transfer                                  1.11              6
      Under Common Control With                 1.1               3
      Underwriter's Cutback                     4.1               30
      Warrants                                  Recitations       2

      2. TRANSFER RESTRICTIONS

      2.1 Legends. None of the Securities, including shares of Common Stock underlying the Warrants, will have been registered under the Act. Certificates representing


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

the Shares, the Warrants, and upon exercise of the Warrants, the shares of Common Stock issuable at such time, shall bear the following legend:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act or (ii) an exemption from registration under such Act (which, if requested by the issuer, shall be accompanied by an opinion of counsel to such effect reasonably satisfactory to the issuer).

      2.2 Restrictions on Transfer of OCM Securities, Northstar Securities and CSFB Securities. Except as otherwise provided for in this Article 2, neither OCM, Northstar nor any CSFB Party shall Transfer any Securities other than in compliance with the provisions hereof.

      2.3 Restrictions on Transfer of Hartnett Securities. (a) Except as otherwise provided for in this Article 2, and subject to (b) and (c) below, Hartnett and his Permitted Transferees (and their Permitted Transferees) shall not, without the prior written consent of OCM, Transfer Hartnett Securities if, and to the extent that, (i) following such Transfer, the total Outstanding Hartnett Shares owned by Hartnett and his Permitted Transferees would be less than 80% of the total Outstanding Hartnett Shares on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events), and (ii) the aggregate gross proceeds to Hartnett and his Permitted Transferees from such Transfer, when aggregated with the gross proceeds from prior Transfers of Hartnett Securities (excluding proceeds from the Transfer of any Hartnett Securities (x) acquired after the date hereof, or (y) to Permitted Transferees) by Hartnett and his Permitted Transferees, are in excess of $1 million (any Transfer permitted pursuant to the foregoing without OCM's consent is referred to herein as a "Hartnett Permitted Transfer").

            (b) Hartnett shall be permitted to Transfer Hartnett Securities free of the limitations set forth in this Section 2.3 and free of the rights provided to others in Section 2.4 in the event that such Transfer is in connection with a Compelled Sale.

            (c) The limitations on Transferability set forth in (a) above shall terminate and be of no further force and effect (and the sole limitations on Transferability of the Hartnett Securities shall be solely as set forth in the other provisions of this Article 2) from and after the first to occur of the following:

                  (i) Such time that Hartnett is no longer employed as the Chief Executive Officer of Holdings and its wholly owned subsidiary Roller Bearing Company of America, Inc. ("RBC") by reason of his (A) death, (B) physical or mental disability or (C) involuntary termination of employment other than for "Cause" as defined in Section 7(b) of the Employment Agreement of even date herewith between RBC and Hartnett (as such agreement is in effect on the date hereof the "Hartnett Employment Agreement"), and

                  (ii) The fifth anniversary of the date hereof.

      2.4 Right of First Refusal. No Party may Transfer any Securities except to Permitted Transferees or otherwise in compliance with this Section 2.4 (except that Transfers pursuant to Section 2.6 and Transfers by Non-Tag-Along Parties pursuant to Section 2.5 shall not be subject to this Section 2.4).

            (a) A Party desiring to Transfer Securities (the "RFR Transferor") to a bona fide independent third party (the "RFR Offeror") shall give notice thereto to Holdings (a


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

"First Refusal Notice"). Holdings shall thereupon be obligated promptly to deliver a copy of the First Refusal Notice to each of the Parties hereto other than the RFR Transferor (the "RFR Participants").

            (b) Any such First Refusal Notice shall contain a true and complete description of the RFR Offeror's bona fide offer, the proposed purchase price (allocated as between Shares and Warrants) and all other material terms and conditions of such offer including the date of the proposed Transfer and all applicable representations, indemnities and other contract provisions ("RFR Purchase Terms"). The First Refusal Notice shall constitute an offer by the RFR Transferor to sell the Securities that are the subject of the First Refusal Notice at the RFR Purchase Terms.

            (c) Holdings shall have the right, exercisable at any time within 10 days after delivery of the First Refusal Notice, to accept the offer made thereby by furnishing written notice thereof to the RFR Transferor and agreeing to purchase all and not less than all of the Securities so offered in, and at the RFR Purchase Terms specified in, the First Refusal Notice.

            (d) If Holdings shall not have accepted such offer within such 10 day time period, it shall so notify each of the RFR Participants (the "Holdings Non-Exercise Notice") and each of the RFR Participants shall thereupon have the right, exercisable at any time within 20 days after the delivery of the Holdings Non-Exercise Notice, to exercise its right of first refusal herein by furnishing written notice thereof to Holdings and to the RFR Transferor and agreeing to purchase all and not less than all of its pro rata share of the Securities so offered in, and at the RFR Purchase Terms specified in, the First Refusal Notice. For the


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

purposes hereof, each RFR Participant's pro rata share shall be a fraction, the numerator of which shall be the number of such RFR Participant's Outstanding Shares, and the denominator of which shall be the number of all RFR Participants' Outstanding Shares.

            (e) If Holdings shall have delivered a Holdings Non-Exercise Notice and if not all of the RFR Participants shall have exercised their rights of first refusal as set forth in (d) above, Holdings shall so notify those RFR Participants who did exercise their rights of first refusal (the "Exercising RFR Participants"), which notice (the "Remaining Shares Notice") shall set forth the aggregate number of Securities with respect to which rights of first refusal were not exercised by operation of (d) above (the "Remaining Shares"), and the Exercising RFR Participants shall thereupon have the right, exercisable at any time within 5 days after the delivery of the Remaining Shares Notice, to exercise an additional right of first refusal by furnishing written notice thereof to Holdings and to the RFR Transferor the "Remaining Shares Exercise Notice") and agreeing to purchase all and not less than all its pro rata share of the Remaining Shares so offered in, and at the RFR Purchase Terms specified in, the First Refusal Notice. For the purposes hereof, each Exercising RFR Participant's pro rata share shall be a fraction, the numerator of which shall be the number of such Exercising RFR Participant's Outstanding Shares and the denominator of which shall be the number of all Exercising RFR Participants' Outstanding Shares. The Exercising RFR Participants may indicate in the Remaining Shares Exercise Notice their willingness to purchase more than their pro rata share of the Remaining Shares and if the Exercising RFR Participants do not all elect to purchase their pro rata shares of the Remaining Shares, the Exercising RFR Participants electing to purchase more than their pro rata share of the Remaining Shares (as specified in their Remaining Shares Exercise Notice) may do so on a pro rata basis (determined as among themselves with respect to their Outstanding Shares as provided above).

            (f) Upon accepting any such offer pursuant to (c), (d) or (e) above, Holdings or, as applicable, the RFR Participants shall deliver payment in the appropriate amount to the RFR Transferor against (i) delivery of certificates or other instruments representing the Securities so purchased, appropriately endorsed by the RFR Transferor and (ii) completion of all documentation necessary to satisfy all of the RFR Purchase Terms. The closing for the purchase of Securities pursuant hereto shall occur within 30 days after acceptance by, as the case may be, Holdings or the last to be given notice of exercise of the RFR Participants or the Exercising RFR Participants, unless otherwise agreed to as among the RFR Transferor and the applicable purchasers.

            (g) If Holdings, the RFR Participants and the Exercising RFR Participants shall not have elected to purchase all of the Securities that were the subject of the First Refusal Notice, the RFR Transferor shall have the unlimited right at its option, at any time within the 90-day period following the end of the notice periods set forth in (c), (d) and (e) above either to (i) sell all of the Securities that were the subject of the First Refusal Notice free of any obligation to sell any of such Securities to those who exercised their rights of first refusal, or (ii) sell such of the Securities not purchased pursuant to the within rights of first refusal (either as a result of the rights of first refusal not being exercised in full or there having been a default in the closing therefor), in either case to the RFR Offeror on terms not less favorable to the RFR Transferor than were set forth in the First Refusal Notice. Any subsequent or other proposed Transfer shall be subject to the rights of first refusal set forth herein.

            (h) Notwithstanding anything contained in Subsections 2.4(b) through 2.4(g) to the contrary:

                  (i) If the terms specified in the First Refusal Notice provide for the Purchase Price of the RFR's Transferor's Securities to be paid other than entirely by cash, the right of first refusal provided above may be satisfied by payment of cash in an amount equal to the sum of (A) the cash portion of the consideration specified in the First Refusal Notice and (B) the Fair Market Value of the non-cash consideration offered by the RFR Offeror.

                  (ii) The rights of first refusal shall not apply as to (A) Transfers of Securities (other than Hartnett Securities which shall on all cases be subject to the within rights regardless of the number thereof) by any Party that, in the aggregate together with all other Transfers subject to the exception set forth in this subparagraph (ii), constitute less than 10% of the total Outstanding Shares owned by such Party on the date hereof (as adjusted to allow for subdivisions and combinations of common stock, stock dividends and other similar dilution events), or (B) Transfers occurring within six (6) months of the date hereof by either OCM or Northstar of Warrants acquired by either, as the case may be, in connection with its purchase of the 13% Senior Secured Discount Debentures of Holdings (the "Debentures").

                  (iii) If OCM or Northstar propose to Transfer OCM Securities or Northstar Securities (and such Transfer is not subject to (ii)(B) above) and such Transfer is a component of a transaction including the sale of its Debentures to the RFR Offeror, then Holdings or the RFR Participants, as the case may be, may exercise their rights of first refusal


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

only by also acquiring the accompanying Debentures subject to all of the RFR Purchase Terms.

            (i) For the purposes of Subsections (c), (d) and (e) above, any Party who fails to deliver a notice of exercise of its right of first refusal within the time periods for exercise provided for therein shall be deemed not be have exercised such right.

      2.5 Tag-Along Rights.

            (a) Subject to (j) below, if Hartnett (here, the "Tag-Along Transferor") wishes to Transfer any Securities owned by him (in a transaction in which, if subject to the provisions of Section 2.4, the rights of first refusal set forth therein shall not have been fully exercised) to any Person other than a Permitted Transferee (a "Tag-Along Transferee"), each other Party (each a "Non-Tag-Along Party") shall have the right (the "Tag-Along Right") to require, as a condition to such Transfer by the Tag-Along Transferor of those Securities not purchased pursuant to the rights of first refusal set forth in Section 2.4, that the Tag-Along Transferee purchase from such Non-Tag-Along Party, at the same price and on the same terms and conditions as involved in the Transfer by the Tag-Along Transferor, up to that number of Outstanding Shares owned by such Non-Tag-Along Party equaling the number derived by multiplying the total number of Outstanding Shares owned by such Non-Tag-Along Party by a fraction, the numerator of which is the actual number of Outstanding Shares to be Transferred to the Tag-Along Transferee by the Tag-Along Transferor as set forth in the Tag-Along Offer Notice, and the denominator of which is the aggregate number of Outstanding Shares owned by the Tag-Along Transferor immediately prior to such Transfer. Notwithstanding the foregoing, in the event the Tag-Along Transferee is unwilling to purchase


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

the sum of the aggregate number of Securities that the Tag-Along Transferor and the Non-Tag-Along Parties (and each of them) desire to Transfer to the Tag-Along Transferee pursuant hereto, each Party who desires to Transfer Securities to the Tag-Along Transferee shall be entitled to Transfer only that number of Outstanding Shares equal to the number of Outstanding Shares which such Party desires to Transfer to such Tag-Along Transferee, as set forth in its Tag-Along Notice or, in the case of the Tag-Along Transferor, in the Tag-Along Offer Notice, multiplied by a fraction, the numerator of which is the total number of Outstanding Shares which the Tag-Along Transferee is willing to acquire and the denominator of which is the total number of Outstanding Shares which the Tag-Along Transferor and all of the Non-Tag-Along Parties wish to Transfer to such Tag-Along Transferee (all as set forth, as applicable, in the Tag Along Offer Notice and the Tag Along Notices).

            (b) Unless the Tag-Along Transferee shall agree to the contrary, prior to any Transfer to the Tag-Along Transferee, the Tag-Along Transferor and the Non-Tag-Along Parties shall exercise, convert or exchange such number of their Derivative Securities as may be necessary so that only shares of Common Stock are Transferred.

            (c) Any Tag-Along Transferor who proposes to Transfer any Securities in a transaction subject to this Section 2.5 shall notify each Non-Tag-Along Party in writing of each such proposed Transfer (a "Tag-Along Offer Notice"). Such Tag-Along Offer Notice shall set forth: (i) the name of the Tag-Along Transferee, (ii) the number and nature of the Securities proposed to be Transferred, (iii) the proposed amount and form of consideration and all other material terms and conditions of such offer, including the date of the proposed Transfer and all applicable representations, indemnities and other contract provisions, offered


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

by the Tag-Along Transferee (the "Tag-Along Transferee Terms"), (iv) the total number and nature of Securities owned by such Tag-Along Transferor and (v) that the Tag-Along Transferee has been informed of the Tag-Along Right provided for in this Section 2.5 and has agreed to purchase Securities subject hereto. The Tag-Along Right may be exercised by any Non-Tag-Along Party by delivery of a written notice to the Tag-Along Transferor (the "Tag-Along Notice") within 20 days following delivery of the Tag-Along Offer Notice (the "Tag-Along Notice Deadline"). The failure by any Non-Tag-Along Party to provide the Tag-Along Notice on or before the Tag-Along Notice Deadline shall be deemed to be an election by such Non-Tag-Along Party not to exercise the Tag-Along Right with respect to the transaction described in the Tag-Along Offer Notice.

            (d) Upon delivery of a Tag-Along Notice, each participating Non-Tag-Along Party shall be entitled and obligated to sell to the Tag-Along Transferee the number of Securities owned by it determined in accordance with subparagraph (a) of this Section 2.5, subject to the Tag-Along Transfer Terms, (including the same representations, indemnities and the like made by the Tag-Along Transferor). Notwithstanding the foregoing, any liability of a participating Non-Tag-Along Transferee thereunder shall be (i) several (and not joint and several), (ii) limited to the proceeds actually received by such participating Non-Tag-Along Party and, (iii) in any event except for any liability occasioned by the specific wrongdoing of any Person, the liability of each participating Non-Tag-Along Party and the Tag-Along Transferor shall be further limited to damages occasioned by the breach of the representations and warranties made by them (which shall only include representations and warranties as to their ownership of the Securities being sold and other matters specifically applicable to them and their Securities) and damages arising under any indemnity or escrow provisions that are limited to their proportion of the aggregate proceeds received by all of them.

            (e) The Non-Tag-Along Parties electing to participate in the sale of Securities to the Tag-Along Transferee (and each of them) shall execute and deliver to the Tag-Along Transferor within 5 business days after delivery to such Non-Tag-Along Parties for such execution, all documents required to be executed by each such Non-Tag-Along Party in order to consummate such sale, subject to the limitations on liability contained in Section 2.5(d) above. Further, and in any event, each of the participating Non-Tag-Along Transferees hereby appoints the Secretary of Holdings as its attorney-in-fact to execute any and all documents and instruments and take all actions reasonably necessary to Transfer the Securities owned by such Non-Tag-Along Party in order to effect the terms of this Section 2.5, which power of attorney may only be exercised if the Transfer complies with all of the terms of this Section 2.5. It is understood and agreed that the appointment of the Secretary of Holdings as the attorney-in-fact of each of the participating Non-Tag-Along Parties for the purposes set forth above is coupled with an interest and is irrevocable.

            (f) In the event that the Tag-Along Transfer Terms are at any time changed in any material respect (including any decrease in the applicable purchase price) prior to the consummation of the Tag-Along Transfer, the Tag-Along Transferor shall notify each of the Non-Tag-Along Transferees, and each of the Non-Tag-Along Transferees shall have the right, exercisable at any time within 20 days following delivery thereof, to withdraw its participation in the Tag-Along-Transfer by so notifying the Tag-Along-Transferor.

            (g) To the extent that the Non-Tag-Along Parties (or any of them) elect not to participate in the Transfer described in the Tag-Along Offer Notice, the Tag-Along Transferor shall have the right at any time within 90 days following the Tag-Along Notice Deadline to Transfer that number of Securities proposed to be Transferred, as set forth in the Tag-Along Transfer Notice (and that are not being sold by participating Non-Tag-Along Parties) to the Tag-Along Transferee subject to the following:

                  (i) such Transfer shall be of the number of Securities, to the
            Tag-Along Transferee and upon the Tag-Along Transferor Terms, all as set forth in Tag-Along Notice; and

                  (ii) such Transfer must in all events be made in compliance with the provisions hereof.

            (h) At the closing of the Transfer of Securities to a Tag-Along Transferee (of which the Tag-Along Transferor shall give each participating Non-Tag-Along Party at least 5 business days' prior written notice), the Tag-Along Transferee shall remit to the Tag-Along Transferor and each participating Non-Tag-Along Party the consideration for the total sales price of Securities of such Parties sold pursuant hereto, against delivery by such Parties of such evidences of ownership of such Parties' Securities as may be requested by the Tag-Along Transferee, and the compliance by such Parties with any other conditions to closing generally applicable to the Tag-Along Transferor and all participating Non-Tag-Along Parties.

            (i) If any Transfer contemplated by Sections 2.5(e) and (g) above is terminated or is otherwise not consummated for any reason (in the case of Transfers allowed pursuant to Section 2.5(g) within the 90-day period allowed for such Transfer), the Tag-Along

Transferor shall, without prejudice to his rights hereunder to deliver a subsequent Tag-Along Notice, provide written notice of such termination to the other Parties and shall promptly return to all Non-Tag-Along Parties who elected to participate in such Transfer all documentation which such Non-Tag-Along Parties had previously delivered to the Tag-Along Transferor in connection with such Transfer.

            (j) Notwithstanding the foregoing, Hartnett shall have no obligations under this Section 2.5 in respect of a Hartnett Permitted Transfer; provided that in the case of Transfers of Hartnett Securities in excess of the amounts constituting a Hartnett Permitted Transfer (and in which any rights of first refusal shall not have been fully exercised), the within Tag-Along Rights shall apply to such excess.

      2.6 Right to Compel Sale.

            (a) Subject to subparagraph (b) below, if at a time that Hartnett and his Permitted Transferees have the power to vote with respect to, and the power to dispose of, Outstanding Shares representing not less than 50% of the Outstanding Shares owned by Hartnett on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events), Hartnett and/or such Permitted Transferees, as applicable (the "Hartnett Transferors"), wish to sell all, and not less than all, of the Hartnett Securities then owned by Hartnett and such Permitted Transferees on such date, to any bona fide independent third party other than an Affiliate or a Permitted Transferee of Hartnett (the "Compelled Sale Purchaser"), and if such Compelled Sale Purchaser requires, as a condition to acquiring such Hartnett Securities upon the terms acceptable to the Hartnett Transferors, that all other Parties (the "Other Parties") sell to such

Compelled Sale Purchaser all, and not less than all, of the Securities owned by the Other Parties, then each of the Other Parties shall be obligated to join and fully cooperate in the sale together with the concurrent sale by the Hartnett Transferors (a "Compelled Sale") of all of its respective Securities to the Compelled Sale Purchaser, subject to the following:

                  (i) The terms and conditions applicable to the sale of the Securities owned by the Other Parties shall be identical to those applicable to the sale of the Hartnett Securities, including, without limitation, the amount and nature of consideration and the same representations, indemnities and the like required of the Hartnett Transferors; provided, however, that the Other Parties shall not be obligated to accept as consideration for their Securities payment other than in cash and securities that are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market ("Listed Securities"); provided, further, that (A) the aggregate consideration per Share (including the Fair Market Value of any Listed Securities) payable to any Other Party shall be no less than that payable to the Hartnett Transferors, and (B) no Other Party shall be required to accept a smaller amount of cash (as a percentage of the total consideration) than the Hartnett Transferors. Accordingly, the Hartnett Transferors may either reallocate such consideration so as to satisfy the preceding sentence or, if the Compelled Sale Purchaser is not paying sufficient cash and Listed Securities to allow such reallocation, the Hartnett Transferors may themselves pay to the Other Parties cash so as to comply therewith. For the purposes of this subparagraph (i), the value of the consideration other than cash being paid by the Compelled Sale Purchaser shall be the Fair Market Value thereof.

                  (ii) Notwithstanding the foregoing, any liability of any Other Party in connection with such sale shall be (i) several and not joint and several, (ii) shall be limited to the proceeds actually received by such Other Party, and, (iii) in any event except for any liability occasioned by the specific wrongdoing of any Person, the liability of the Hartnett Transferors and the Other Parties shall be further limited to damages occasioned by the breach of the representations and warranties made by them (which shall only include representations and warranties as to their ownership of the Securities being sold and other matters specifically applicable to them and their Securities) and damages arising under any indemnity or escrow provisions that are limited to their proportion of the aggregate proceeds received by all of them.

                  (iii) The Hartnett Transferors shall be obligated to deliver to the Other Parties an opinion of counsel to the Company, in form reasonably acceptable to the Other Parties, to the effect that such Transfer does not require any registration under the Act or otherwise.

                  (iv) No Hartnett Transferor who holds any debt or other securities issued by Holdings or any of its subsidiaries (i.e., securities other than Common Stock of Holdings) shall, pursuant to the Compelled Sale, receive, in consideration of such debt or other securities, an amount greater than the sum of, without duplication, (x) the face amount or liquidation preference of such securities, plus (y) any accrued but unpaid interest or dividends thereon (including cumulative dividends, if applicable), plus (z) any prepayment or redemption premium or penalty set forth in the terms of the agreement evidencing such securities.

            (b) The Hartnett Transferors shall notify each of the Other Parties in writing of a Compelled Sale (a "Compelled Sale Notice"), which Compelled Sale Notice shall set forth all of the material terms and conditions of the Compelled Sale, including, without limitation, the proposed amount and nature of consideration and all other material terms and conditions, including the date of the proposed Transfer and all applicable representations, indemnities and other contract provisions. The Other Parties (and each of them) shall execute and deliver to the Hartnett Transferors within 5 business days after delivery to such Other Parties for such execution, all documents required to be executed by each such Other Party in order to consummate such Compelled Sale, subject to the limitations on liability contained in Subsection (a)(ii) above. Further, and in any event, each of the Other Parties hereby appoints the Secretary of Holdings as its attorney-in-fact to execute any and all documents and instruments and take all actions reasonably necessary to Transfer the Securities owned by such Other Party in order to effect the terms of this Section 2.6, which power of attorney may only be exercised if the Compelled Sale complies with all of the terms of this Section 2.6. It is understood and agreed that the appointment of the Secretary of Holdings as the attorney-in-fact of each of the Other Parties for the purposes set forth above is coupled with an interest and is irrevocable.

            (c) Upon consummation of the sale of the Securities to the Compelled Sale Purchaser pursuant to the Compelled Sale, the Hartnett Transferors shall
(i) notify the Other Parties of such completion and shall furnish such evidence of said sale (including time of completion) and of the terms thereof as the any of the Other Parties may reasonably request, and (ii) promptly remit to each of the Other Parties proceeds of such sale attributable to the sale of such Other Party's Securities.

            (d) If any Compelled Sale Offer is withdrawn, or terminated for any reason, prior to consummation, the Hartnett Transferor shall, without prejudice to his (or any other Hartnett Transferor's) rights hereunder to deliver a subsequent Compelled Sale Notice, return to each of the Other Parties all documentation which such Other Parties had previously delivered to the Hartnett Transferor in connection with such Compelled Sale Offer.

            (e) For the purposes hereof, a Compelled Sale shall be deemed to include a transaction in which all of the Hartnett Securities are to be acquired by Holdings pursuant to an arrangement in which one or more of the other holders of Common Stock elect to retain their ownership, but only if (i) Hartnett has no continuing interest of any kind or nature whatsoever in Holdings and/or any of its subsidiaries following such transaction other than (A) any interests identical in nature to those of all other sellers of Securities, and (B) pursuant to employment arrangements as are no more favorable to Hartnett than in existence prior to such transaction, and (ii) Holdings shall have obtained an opinion from an investment bank or other firm of national reputation in the valuation of business enterprises that the consideration being paid in such transaction represents a fair value therefor. In such case, the Compelled Sale Purchaser shall be Holdings and the Other Parties shall be all of the Parties other than, if applicable, the holders of Common Stock who elected to retain their ownership.

      2.7 Transfers to Permitted Transferees. Notwithstanding anything contained in this Article 2 to the contrary, a Party may Transfer any or all Securities owned by such Party to a Permitted Transferee of such Party without regard to the rights or obligations respecting Transfers set forth in Sections 2.4, 2.5 and 2.6.

      2.8 Termination on Initial Public Offering. The restrictions on Transfer of Securities and the other rights, restrictions and obligations contained in this Article 2 shall terminate and be of no further force and effect following an Initial Public Offering.

      2.9 Shares of Transferees. (a) Notwithstanding anything contained in Sections 2.4 and 2.7 above, any Transfer to (i) a RFR Offeror pursuant to
Section 2.4 above (after application of the rights of first refusal set forth therein), or (ii) another Party exercising its right of first refusal pursuant to Section 2.4, or (iii) a Transferee pursuant to Section 2.4(h)(ii) or (iii), or (iv) a Permitted Transferee pursuant to Section 2.7 above, shall be conditioned in each such case upon any such Transferee first entering into a joinder agreement (a "Joinder Agreement"), in the form attached hereto as Exhibit A, pursuant to which such Transferee, and the Securities acquired, shall become subject to the terms and conditions of this Agreement, including (c) below.

            (b) (i) Upon any Transfer and the execution of a Joinder Agreement, each Transferee, and the Securities acquired by it, shall be subject to all of the limitations and obligations set forth in Sections 2.2, 2.3, 2.4, 2.5 and 2.6 hereof, and, except as set forth in (ii) below, shall obtain the benefits and rights of a Party hereunder, with respect to the Securities so acquired, pursuant to Sections 2.4, 2.5, 2.7, Article 3 and the provisions of Article 4 hereof other than 4.2.

            (ii) Transferees other than Permitted Transferees, Parties who obtain Securities by operation of their rights of first refusal and Transferees pursuant to 2.4(h)(ii)(B) shall not obtain those benefits and rights set forth in Section 2.4, 2.5, 2.7 and Article 3 hereof.

            (c) In the event that any Initial Party Transfers any of its Securities hereunder, until notice thereof shall have been delivered by the Initial Party to Holdings and all other Parties (i) any notices to be given to such Transferees shall be deemed given if delivered to its Initial Party Transferor, (ii) a notice from any such Transferee shall be deemed delivered only if delivered by its Initial Party Transferor, (iii) all of the Parties hereto shall be permitted to rely upon any notice given by an Initial Party as containing the intentions of its Transferees, and (iv) where applicable such Transferees shall share any rights contained in this Agreement as they shall deem appropriate, and as reflected by any notices provided by their Initial Party Transferor. If any Initial Party transfers all of its Securities it may designate, by written notice to Holdings and all other Parties, a successor Person to give and accept notices, on behalf of all Transferees of such Initial Party, as set forth herein.

      2.10 Transfers Not in Compliance Void. Any purported Transfer of Securities owned by a Party that is not in compliance with this Agreement shall be null and void and of no force and effect whatsoever. Accordingly, such Transfer shall not be reflected on the books of Holdings and Holdings will not recognize any such proposed transferee as the holder of any such Securities.

3. PREEMPTIVE RIGHTS

      3.1 Participation Right. If, subsequent to the date hereof, Holdings shall determine to issue (each such determination, a "Preemptive Issuance") any shares of Common

Stock or Derivative Securities ("New Securities"), except as provided in Section
3.5 below each of OCM, Northstar and Hartnett (the "Preemptive Parties") shall have the right (the "Participation Right") to purchase New Securities of the same class and series issued in such Preemptive Issuance at the amount per New Security paid in connection therewith and otherwise upon the same terms and conditions as the New Securities being issued in the Preemptive Issuance.

      3.2 Acquisitions. If the New Securities are being issued to a seller in connection with an acquisition of stock or assets of another entity being consummated by Holdings or any of its subsidiaries, the consideration to be paid by the Preemptive Parties in connection with the exercise of their Participation Rights shall be equal to the Fair Market Value of the New Securities determined after giving effect to such acquisition.

      3.3 Notices. In the case of a Preemptive Issuance, Holdings shall provide each Preemptive Party with written notice identifying the New Securities, the Person to whom the New Securities are being Issued and describing the terms and amount of the Preemptive Issuance. A Preemptive Party may exercise its Participation Right by written notice to Holdings within 15 days following delivery of the notice described in the preceding sentence. The failure by any Preemptive Party to provide such notice before the expiration of the 15-day period shall be deemed to be an election by such Preemptive Party not to exercise its Participation Right with respect to the Issuance. Each Preemptive Party electing to exercise its rights under this Article 3 shall pay for the New Securities being purchased within 10 days of delivery of the notice of exercise.

      3.4 Number of New Securities Purchasable. The number of New Securities each Preemptive Party may purchase under this Article 3 with respect to each Preemptive Issuance shall be such number so that after exercise of the Participation Right such Preemptive Party's Outstanding Shares will represent the same percentage of the total Outstanding Shares following the Preemptive Issuance as such Preemptive Party's Outstanding Shares represented of the total Outstanding Shares prior thereto. The number of New Securities purchasable by a Preemptive Party with respect to any Preemptive Issuance shall be reduced by any New Securities or shares of Common Stock, Derivative Securities or other rights received by such Preemptive Party pursuant to any other preemptive rights or anti-dilution provisions, including, without limitation, the anti-dilution provisions relating to the OCM Warrants contained in the Warrant Agreement, dated concurrently herewith, between Holdings and OCM, pursuant to which the OCM Warrants were issued.

      3.5 Exceptions to Participation Right. The Participation Right provided for in this Article 3 shall not apply to any New Securities being Issued in connection with, and the term "Preemptive Issuance" shall not include an Issuance in respect of, (i) the exercise, conversion or exchange of Derivative Securities outstanding on the date hereof or issued or sold pursuant to any Participation Right, (ii) a restructuring, including a cancellation or modification of the terms of any, of the debt of Holdings or any of its subsidiaries in which lenders or owners of debt securities of Holdings or its subsidiaries receive equity interests in consideration of such restructuring or otherwise, (iii) options or warrants to purchase up to 10% of the total Outstanding Shares on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events) granted pursuant to management option plans approved by the Board, (iv) other preemptive rights or anti-dilution provisions in favor of any stockholder or warrantholder of Holdings, (v) the issuance of Derivative Securities (or the subsequent exercise, conversion or exchange in respect thereof) as a component of the issuance of debt by Holdings or its subsidiaries where (A) such Derivative Securities, if immediately exchanged, converted or exchanged, would represent less than 10% of the Outstanding Shares, and (B) the requisite return to the purchaser of such debt includes the value of such Derivative Securities or (vi) an Initial Public Offering.

      3.6 Termination on Initial Public Offering. The Participation Right provided for in this Article 3 shall terminate and be of no further force and effect following an Initial Public Offering.

4. REGISTRATION RIGHTS.

            4.1 Piggyback Registration. If, at any time Holdings proposes to file a registration statement or statements under the Act (together with any registration statement filed pursuant to a demand made under Section 4.2, "Registration Statement") for the public sale of Common Stock for cash (other than in connection with a merger or pursuant to Form S-4, Form S-8 or comparable registration statement); it will give written notice by registered mail, at least 30 days prior to the filing of each such registration statement, to each Party of its intention to do so. If any Party (all such Parties collectively with any Parties who have made a demand pursuant to Section 4.2 if the context so requires, the "Registering Parties") notifies Holdings within 10 business days after delivery of any such notice of its desire to include any such Common Stock (including Common Stock underlying Derivative Securities)

(all such shares, "Piggyback Shares") in such proposed Registration Statement, Holdings shall afford such Registering Party the opportunity to have any Piggyback Shares owned by such Party registered under such Registration Statement; provided, however, that in the case of an underwritten offering, if the managing underwriter notifies any Registering Party that the inclusion in the registration statement of any portion of its Piggyback Shares would have an adverse effect on such underwritten offering, then the managing underwriter may limit the number of Piggyback Shares to be included in such registration statement only to the extent necessary to avoid such adverse effect (an "Underwriter's Cutback"). Such limit will apply pro rata among the Registering Parties based upon the number of Piggyback Shares such Parties have requested to be so included (provided that if the Registration Statement is being filed pursuant to Section 4.2 below, then, as between the holders of Demand Securities (as defined below) and the Securities held by other Parties, any Underwriter's Cutback shall first be applied to such other Parties' Securities); and in the event securities of Holdings held by any person or entity other than Holdings or the Parties ("Third Party Securities") are to be included in such underwritten offering, and the managing underwriter shall have determined to effect an Underwriter's Cutback, then such limitation shall first be applied to the Third Party Securities, and then to the Piggyback Shares.

      Notwithstanding the provisions of this Section 4.1, Holdings shall have the right at any time after it shall have given written notice pursuant to this
Section 4.1 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statements or to withdraw the same after the filing but prior to the effective date thereof.

      4.2   Demand Registration.

            (a) (i) At any time commencing on the earlier of (A) six months following the effective date of an Initial Public Offering and (B) the third anniversary of the date hereof, and expiring five years thereafter and provided, that such Securities shall not at that time be eligible for sale pursuant to Rule 144(k) under the Act, the holders of OCM Securities and Northstar Securities shall have the right, subject to the next two sentences, on one occasion (which right is in addition to the registration rights under Section
4.1 hereof), exercisable by written notice to Holdings (the "Demand Notice") given by the holders of a majority (the "Demanding Holders") of the OCM Securities and Northstar Securities then outstanding that have not been sold pursuant to a Registration Statement or pursuant to Rule 144(k) and have had all transfer restrictions contained thereon removed (the "Demand Securities"), to have Holdings prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement ("Demand Registration Statement") and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Holdings, and shall keep such registration statement effective and the disclosure in such documents current, in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Demand Securities by the holders thereof for nine consecutive months.

      (ii) A registration requested pursuant to this Section 4.2 shall not be deemed to have been effected (and thereby the right to make a demand not used)
(A) unless a Registration Statement with respect thereto has become effective, provided that a registration which does not become effective after Holdings has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to Holdings) shall be deemed to have been effected by Holdings at the request of such holders unless the holders of Demand Securities shall have elected to pay all expenses referred to in Section 4.3(b) in connection with such registration,
(B) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and such order, injunction or requirement is not promptly withdrawn or lifted, or (C) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such holders.

            (b) Holdings shall have the right, at its option, following receipt of the demand referred to in Section 4.2(a) above, in lieu of filing a registration statement referred to in such demand, to undertake the filing of a registration statement under the Act with the Commission for the sale by Holdings of securities of Holdings, in which case, the Parties (including OCM and Northstar) shall be permitted to exercise their rights under Section 4.1 above. Should Holdings exercise its rights under this Section 4.2(b), the rights of the Demanding Holders to make a demand under Section 4.2(a) above on one occasion shall not be deemed to have been exercised, and such parties shall retain such right subject to the limitations contained therein.

            (c) In Holdings' discretion, it may include a sale of shares or shares owned by others or an issuance of shares by Holdings in a registration pursuant to this Section 4.2. In the event of an Underwriter's Cutback in connection with a registration pursuant to this

Section 4.2, such Underwriter's Cutback shall first be applied in respect of the Piggyback Shares, then in respect of the shares to be included by Holdings, pursuant to this Section 4.2(c) and lastly in respect of the Demand Securities.

      4.3 Covenants With Respect to Registration. In connection with any registration under Section 4.1 or 4.2 hereof, as applicable, Holdings covenants and agrees as follows:

            (a) Holdings shall prepare and use commercially reasonable efforts to, not later than 60 days after (or if the 60th day is not a business day, the first business day thereafter) of delivery of any demand therefor, to cause such Demand Registration Statement to become effective under the Act within 150 days (or if the 150th day is not a business day, the first business day thereafter) after demand therefor and shall keep the Demand Registration Statement effective for not less than nine months after the date on which notice of the effectiveness thereof is received (such period being called the "Demand Registration Period"), and shall furnish holders of Demand Securities such number of prospectuses as shall reasonably be requested; provided, however, that Holdings may, at any time, delay the filing or delay or suspend the effectiveness of such Demand Registration Statement or, without suspending such effectiveness, instruct Demanding Holders not to sell any securities included in such demand registration, (i) if Holdings shall have determined that Holdings would be required to disclose any actions taken or proposed to be taken by Holdings in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on Holdings or on such actions, or (ii) if required by law, to update the prospectus relating to any such registration to include updated financial statements or other information (a "Suspension Period"), by providing such

Demanding Holders with written notice of such Suspension Period and the reasons therefor; and provided, further, that the Suspension Periods, in the aggregate, do not exceed 90 days. Holdings shall provide such notice as soon as practicable and in any event prior to the commencement of such a Suspension Period. In the event of a Suspension Period, the nine-month effective period during which a demand registration is to remain effective pursuant to Section 4.2(a) shall be tolled until the end of any such Suspension Period.

            (b) Holdings shall pay all costs (including fees and expenses of one counsel to the Registering Parties, but excluding any underwriting or selling commissions or discounts or other charges of any broker-dealer acting on behalf of any holder of Demand Securities), fees and expenses in connection with all registration statements filed pursuant to Sections 4.1 and 4.2 hereof and offers and sales pursuant thereto including, without limitation, Holdings' legal and accounting fees, printing expenses, blue sky fees and expenses, registration fees, filing fees and listing fees.

            (c) In connection with any registration contemplated by Section 4.1 or 4.2 hereof, the following provisions shall apply:

                  (i) Holdings shall (A) furnish to the Registering Parties, prior to the filing of a Registration Statement with the Commission, a copy of the Registration Statement and each amendment thereto (including any incorporated documents) and each supplement, if any, to the prospectus included therein and any document that is filed after the filing of the Registration Statement and that is incorporated or would be deemed incorporated by reference therein, and (B) include the names of the

      Registering Parties who propose to sell securities pursuant to the Registration Statement as selling security holders.

                  (ii) Holdings shall promptly give written notice to each Registering Party:

                        (A) when the Registration Statement or any amendment
                  thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                        (B) of any request by the Commission or other
                  governmental authority for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                        (C) of the issuance by the Commission of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                        (D) of the receipt by Holdings or its legal counsel of
                  any notification with respect to the suspension of the qualification of the Piggyback Shares or Demand Securities (as applicable, the "Registered Securities") for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                        (E) of the happening of any event that requires Holdings
                  to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or of the commencement of any Suspension Period.

                  (iii) Holdings shall make every reasonable effort to prevent the issuance of and obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement or of the qualification (or exemption therefrom) of any of the Piggyback Shares or Demand Securities for sale in any jurisdiction.

                  (iv) Holdings shall furnish to each Registering Party, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Registering Party so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (v) Holdings shall deliver to each Registering Party, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such person may reasonably request. Holdings consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto included in the Registration Statement by each of the Registering Parties in connection with the offering and sale of the Registered Securities covered by such prospectus or any such amendment or supplement.

                  (vi) Prior to any public offering of the Registered Securities, pursuant to any Registration Statement, Holdings shall register or qualify or cooperate with the Registering Parties and their respective counsel in connection with the registration or qualification of the Registered Securities covered thereby for offer and sale under the securities or "blue sky" laws of such states of the United States as any Registering Party reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registered Securities covered by such Registration Statement; provided, however, that Holdings shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (vii) Holdings shall cooperate with the Registering Parties to facilitate the timely preparation and delivery of certificates representing the Registered Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Registering Parties may request (including being eligible for deposit with The Depository Trust Company) a reasonable period of time prior to sales of the Registered Securities pursuant to such Registration Statement.

                  (viii) Upon the occurrence of any event contemplated by paragraphs (B) through (E) of Section 4.3(c)(ii) above during the period for which Holdings is required to maintain an effective Registration Statement, Holdings shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to the Registering Parties or purchasers of Registered Securities covered by such Registration Statement, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If Holdings notifies the

Registering Parties in accordance with paragraphs (B) through (E) of Section 4.3(c)(ii) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Registering Parties shall suspend use of such prospectus, and the period of effectiveness of the Registration Statement provided for in Section 4.2(a) above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Registering Parties shall have received such amended or supplemented prospectus pursuant to this paragraph.

                  (ix) Not later than the effective date of the applicable Registration Statement, Holdings will obtain one CUSIP number for all of the Registered Securities covered by such Registration Statement.

                  (x) Holdings may require each Registering Party to furnish to Holdings such information regarding the Registering Party and the distribution of the Registered Securities as Holdings may from time to time reasonably require for inclusion in the Registration Statement, and Holdings may exclude from such registration the Registered Securities of any Registering Party that fails to furnish such information within a reasonable time after receiving such request.

                  (xi) In the case of any Demand Registration Statement, Holdings shall (i) make reasonably available for inspection by the Registering Parties, any underwriter participating in any disposition pursuant to the Demand Registration Statement and any attorney, accountant or other agent retained by the Registering Parties or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Holdings and its subsidiaries and (ii) cause Holdings' and its subsidiaries, officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Registering Parties or any such underwriter, attorney, accountant or agent in connection with the Demand Registration Statement, in each case as shall be reasonably necessary, in the judgment of the Registering Parties or any such underwriter, attorney, accountant or agent referred to in this paragraph, to conduct a reasonable investigation within the meaning of Section 11 of the Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Registering Parties by one counsel designated by and on behalf of all Registering Parties and one counsel designated by and on behalf of the underwriters.

                  (xii) In the case of any Demand Registration Statement, Holdings, if requested by holders of a majority of the Demand Securities, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Demand Securities to be registered in customary form addressed to holders of the Demand Securities and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Demand Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of Holdings and its subsidiaries; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Demand Securities; the absence of governmental approvals required to be obtained in connection with the Demand Registration Statement or the offering and sale of the applicable Demand Securities; the compliance as to form of such Demand Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; and, as of the date of the opinion and as of the effective date of the Demand Registration Statement or most recent post effective amendment thereto, as the case may be, the absence from such Demand Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange
Act)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Demand Securities and (including, without limitation, an underwriting agreement in form and substance as is customary in underwritten public offerings), and (iii) its independent public accountants and the independent public accountants with respect to any business acquired, to the extent financial information with respect thereto is included or incorporated by reference in the Demand Registration Statement to provide to the holders of the Demand Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                  (xiii) Holdings shall comply with all applicable rules and regulations of the Commission and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than 45 days after the end of any 12-month period

(or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Demand Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and
(ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Holdings after the effective date of a Registration Statement, which statements shall cover said 12-month period.

                  (xiv) Holdings shall cooperate with each seller of Demand Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Demand Securities and their respective counsel in connection with any filings required to be made with the NASD.

                  (xv) Holdings shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Registered Securities covered by a Registration Statement contemplated hereby.

            (d) Holdings agrees to indemnify and hold harmless each Registering Party, the officers, directors, partners and fiduciaries of each Registering Party and each person, if any, who controls such Party within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the officers, directors, partners and fiduciaries of each such controlling person (collectively the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registered Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, each Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) Holdings shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Registering Party and furnished to Holdings by or on behalf of such Registering Party specifically for inclusion therein; (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (d) shall not inure to the benefit of any Registering Party from whom the person asserting any such losses, claims, damages or liabilities purchased the Registered Securities concerned, to the extent that a prospectus relating to such Registered Securities was required to be delivered by such Registering Party under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Registering Party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registered Securities to such person, a copy of the final prospectus, as amended or supplemented, if Holdings had previously furnished copies thereof to such Registering Party and (iii) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any underwriter or Registering Party from whom the person asserting any such loss, claim, damage or liability purchased the Registered Securities if a copy of the prospectus included in the applicable Registration Statement (as then amended or supplemented, if such amendment or supplement was furnished by Holdings) was not sent or given by or on behalf of any underwriter or Registering Party to such person, if such is required by law, at or prior to the written confirmation of the sale of such Registered Securities to such person and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; provided further, however, that this indemnity agreement will be in addition to any liability which Holdings may otherwise have to such Indemnified Party. Holdings shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (in each case as described in a Registration Statement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Registering Parties if requested by such holders.

            (e) Each Registering Party, severally and not jointly, will indemnify and hold harmless Holdings and each person, if any, who controls Holdings within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages, liabilities or actions in respect thereof to which Holdings or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made), but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Registering Party and furnished to Holdings by or on behalf of such Registering Party specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, Holdings for any legal or other expenses reasonably incurred by Holdings or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Registering Party may otherwise have to Holdings or any of its controlling persons.

            (f) Promptly after receipt by an Indemnified Party under Section 4.3(d) or (e) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against any person (the "Indemnifying Party") under Section 4.3(d) or (e), notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (d) or (e) above unless and to the extent that the Indemnifying Party has been prejudiced in any material respect by such failure. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof the Indemnifying Party will not be liable to such Indemnified Party under Section 4.3(d) or (e) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. Notwithstanding the foregoing, an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (1) the Indemnifying Party has agreed to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly after notice to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying

Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised in writing by counsel that either (x) a conflict of interest may exist if such counsel represents such Indemnified Party and the Indemnifying Party (or such affiliate or controlling person) or (y) there may be one or more legal defenses available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnifying Parties. No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, but if settled with its written consent, or if there be a final unappealable judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party sand indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action.

            (g) If the indemnification provided for in Section 4.3(d) or (e) is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to in Sections 4.3(d) and (e) above in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Holdings, on the one hand, or such Registering Party or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages, liabilities or actions referred to in the first sentence of this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 4.3(g), the Registering Party shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such holders from the sale of Registered Securities pursuant to a Registration Statement exceeds the amount of damages which such holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method that does not take account of the equitable considerations referred to above. For purposes of this subparagraph (g), each person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

            (h) The agreements contained in Sections 4.3(d) through (g) shall survive the sale of the Registered Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      4.4 Extension of Exercise Period. Provided the holders of Demand Securities shall have timely furnished Holdings with all information and taken such other actions as may be required by Holdings in order to effect such registration, if Holdings shall willfully fail to comply with the provisions of
Section 4.3(a), Holdings shall, in addition to any other equitable or other relief available to the holders of Demand Securities, extend the Exercise Period by such number of days as shall equal the delay caused by Holdings' failure.

      4.5 Definition of Common Stock. For the purposes of this Article 4, the term "common stock" shall include any securities issued or issuable with respect to such securities by any of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

      4.6 Designation of Underwriters. In connection with any underwritten public offering pursuant to a Demand Registration, Holdings shall select the managing underwriter (with the consent of the holders of a majority of the Demand Securities, such consent not to be unreasonably withheld), and the holders of a majority of the Demand Securities shall select the co-manager if one is desired by them (with the consent of Holdings, such consent not to be unreasonably withheld).

5. SPECIAL OCM PRIVILEGES

      5.1 OCM Designee.

            (a) Prior to an Initial Public Offering and so long as OCM and its Permitted Transferees own more than one-third of the Outstanding Shares it owns on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events), the other Parties shall, at any annual meeting of stockholders of Holdings or any special meeting of stockholders of Holdings called for the purpose of electing directors, vote their Shares for the election of (i) one member of the

Board designated by OCM, and (ii) if the Board consists of more than seven members, for one additional member designated by OCM.

            (b) Following an Initial Public Offering and, so long as OCM and its Permitted Transferees continue to own not less than 10% of the Outstanding Shares, the other Parties shall, at any annual meeting of stockholders of Holdings or any special meeting of stockholders of Holdings called for the purpose of electing directors, vote their Shares for the election of one member of the Board designated by OCM.

            (c) Upon the resignation or removal of any member of the Board designated by OCM, if the conditions specified in Section 5.1(a) or 5.1(b), as applicable, are satisfied, the other Parties shall vote their Shares for such replacement director as shall be designated by OCM. No director designated by OCM may be removed from the Board without the vote or consent of OCM absent fraud or willful misconduct by such individual.

      5.2 Compensation of Designated Director(s). Any member of the Board designated by OCM shall receive the same fee, reimbursement of expenses and other compensation, if any, received by the other members of the Board who are not affiliated with or members of management of Holdings or its subsidiaries.

      5.3 Executive Committees. Until an Initial Public Offering, the Board shall not act through any executive committee or similar body unless one OCM Board representative is a member thereof.

      5.4 RBC Board. Upon the request of OCM, OCM shall have all of the same rights in respect of the Board of Directors of RBC as are described in Section
5.1 through 5.3 above as to the Board.

      5.5 OCM Issues. Prior to an Initial Public Offering, and so long as OCM and its Permitted Transferees own more than one-third of the Outstanding Shares owned by OCM on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events), the approval of the director designated by OCM shall be required in respect of any of the following matters:

            (a) Any repeal, alteration, amendment, recision or other modification to the Certificate of Incorporation or By-laws of the Corporation if any such action would adversely affect the rights and entitlements of OCM as set forth in this Agreement, Certificate of Incorporation or such By-laws.

            (b) Any modification to the Tax Sharing Agreement, entered into as of June 23, 1997, by and among Holdings, RBC, Industrial Tectonics Bearings Corporation, RBC Linear Precision Products, Inc. and RBC Nice Bearings, Inc.

            (c) Any transaction between Holdings or any of its Affiliates and Hartnett other than pursuant to the Hartnett Employment Agreement which provides material benefit to Hartnett and (i) is on terms less favorable to the Corporation than could be available through independent Persons, or (ii) involves the direct or indirect payment to Hartnett of more than $500,000.

            (d) Any transaction described in Article Fourth B.(1)(c)(ii) of the Certificate of Incorporation as in effect on the date hereof.

      5.6 Delivery of Financial Information. Prior to an Initial Public Offering, and so long as OCM and its Permitted Transferees own more than one-third of the Outstanding Shares owned by OCM on the date hereof (as adjusted to allow for subdivisions and combinations of Common Stock, stock dividends and other similar dilution events), upon the request of OCM, the Corporation shall provide to OCM monthly, quarterly and annual financial statements, but only to the extent, and in such form, as are normally prepared by the Corporation. The delivery of any such financial statements shall not be deemed to constitute a representation by Holdings respecting the accuracy of the information contained therein. Holdings may condition the delivery thereof upon execution of a confidentiality agreement in form reasonably acceptable to OCM.

6. TERMINATION; AMENDMENT; WAIVER

      6.1 Termination; Amendment.

            (a) This Agreement may be terminated and the terms hereof amended at any time only by the execution of a written instrument signed on behalf of the owners of 80% of the Outstanding Shares held by the Parties.

            (b) In the event of the termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or any of their directors, officers, partners or stockholders.

      6.2 Waiver. Any agreement on the part of any Party hereto as to any waiver of any of its rights hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

7. MISCELLANEOUS

      7.1 Notices.

            (a) Any notice, request, instruction, or other communication to be given hereunder by any party to another shall be in writing and shall be deemed to have given if delivered by hand or sent by telecopier (transmission confirmed), certified or registered mail (return receipt requested), postage prepaid, or by overnight express service, addressed to the respective party or parties at the following addresses:

   If to Holdings:            Roller Bearing Holding Company, Inc.
                              60 Round Hill Road
                              P.O. Box 430
                              Fairfield, Connecticut 06430-0430
                              Telecopier: 203-256-0775
                              Attention: Chief Executive Officer

   with a copy (which shall
   not constitute notice) to: McDermott, Will & Emery
                              50 Rockefeller Plaza
                              New York, New York 10020
                              Telecopier: 212-547-5444
                              Attention: C. David Goldman, Esq.

   If to OCM:                 OCM Principal Opportunities Fund, L.P.,
                              550 South Hope Street
                              Los Angeles, California 90071
                              Telecopier: 213-694-1593
                              Attention: Stephen A. Kaplan

   with a copy (which shall
   not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP
                              300 South Grand Avenue
                              Los Angeles, California 90071
                              Telecopier: 213-687-5600
                              Attention: Jeffrey H. Cohen, Esq.

   If to Northstar:           Northstar Investment Management Corporation
                              Two Pickwick Plaza
                              Greenwich, Connecticut 06830-9847
                              Telecopier: 203-862-8603
                              Attention: Thomas Ole Dial and Jeffrey Aurigemma

   with a copy (which shall
   not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP
                              300 South Grand Avenue
                              Los Angeles, California 90071
                              Telecopier: 213-687-5600
                              Attention: Jeffrey H. Cohen, Esq.

   If to any CSFB Party:      c/o Credit Suisse First Boston
                              11 Madison Avenue
                              New York, New York 10010
                              Telecopier: 212-325-____
                              Attention: Transaction Advisory Group

                              and to

                              Cravath, Swaine & Moore
                              825 Eighth Avenue
                              New York, New York 10019
                              Telecopier: 212-474-3700
                              Attention: Kris F. Heinzelman, Esq.

   If to Hartnett:            Dr. Michael J. Hartnett
                              c/o Roller Bearing Holding
                               Company, Inc.
                              60 Round Hill Road
                              P.O. Box 430
                              Fairfield, Connecticut 06430-0430
                              Telecopier: 203-256-0775

   with a copy (which shall
   not constitute notice) to: McDermott, Will & Emery
                              50 Rockefeller Plaza
                              New York, New York 10020
                              Telecopier: 212-547-5444
                              Attention: C. David Goldman, Esq.

or to such other address or addresses as any party may designate to the others by like notice as set forth above. Any notice given hereunder shall be deemed given and received on the date of hand delivery or transmission by telecopier, or three days after mailing by certified or registered mail or one day after delivery to an overnight express service for next day delivery, as the case may be.

            (b) For the purposes of this Agreement all of the CSFB Parties shall be deemed to be a single Party, such that (i) any notices to be given to any CSFB Party shall be deemed given if delivered to CSFB, (ii) a notice from any CSFB Party shall be deemed delivered only if delivered by CSFB, (iii) all of the Parties hereto other than the CSFB Parties shall be permitted to rely upon any notice given by CSFB as containing the intentions of all of the CSFB Parties, and (iv) the CSFB Parties shall share any rights contained in this Agreement as they shall deem appropriate, and as reflected by any notices provided by CSFB.

      7.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter contemplated hereby.

      7.3 Captions. The captions of the various Articles and Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any provision of this Agreement or affect the construction hereof.

      7.4 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, and successors, any rights or remedies under or by reason of this Agreement.

      7.5 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

      7.6 Governing Law; Submission to Jurisdiction.

            (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT GIVING EFFECT TO THE RULES OF SAID STATE GOVERNING THE CONFLICTS OF LAWS.

            (b) The Parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement may be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction for such purpose. The Parties hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Parties (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Party so served in any action, proceeding or claim. Nothing herein shall affect the right of any party hereto to serve process in any other manner


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

permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

      7.7 Assignment. Except as otherwise set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      7.8 No Inconsistent Agreements. Holdings will not, on or after the date of this Agreement, enter into any agreement that conflicts with the provisions hereof. Holdings has not previously entered into any agreement (that is still in effect) granting any registration rights with respect to its securities to any Person other than in connection with the offering of the Debentures.

      7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on this 23rd day of June, 1997.

                               ROLLER BEARING HOLDING COMPANY, INC.

                               By: _________________________________________
                                    Name:
                                    Title:

                               OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

                               By: Oaktree Capital Management, LLC,
                                    its General Partner

                                    By: ___________________________________
                                        Name:
                                        Title:

                                    By: ___________________________________
                                        Name:
                                        Title:

                               NORTHSTAR INVESTMENT MANAGEMENT
                               CORPORATION

                               By: _________________________________________
                                     Name:
                                     Title:

                               _____________________________________________
                               Michael J. Hartnett


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

                               __________________________________
                               Mark Kennelley

                               __________________________________
                               Mark Patterson

                               __________________________________
                               Tim O'Hara

                               __________________________________
                               Richard Gallant

                               __________________________________
                               Rod Rivera

                               __________________________________
                               Vikram Limaye

                               __________________________________
                               Michael Maechling

                               MERBAN EQUITY
                               By: _________________________
                               Name:
                               Title:


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